EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our reports dated February 13, 2017, relating to the consolidated financial statements and financial statement schedules of Alexander’s, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Alexander’s, Inc. for the year ended December 31, 2016:

•      Registration Statement No. 333-212838 on Form S-8

•      Registration Statement No. 333-203287 on Form S-3

/s/ Deloitte & Touche LLP

Parsippany, New Jersey

February 13, 2017